Aflac Incorporated Form 8-K

EXHIBIT 99.1

Aflac Incorporated Announces Two-for-One Stock Split in the Form of a
100% Stock Dividend Payable on March 16, 2018

COLUMBUS, Georgia - February 13, 2018 - Aflac Incorporated (NYSE: AFL) announced today that its Board of Directors has declared a two-for-one stock split of the company’s common stock in the form of a 100% stock dividend payable on March 16, 2018 to shareholders of record as of the close of business on March 2, 2018.

Commenting on the announcement, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos said: “I am pleased with the Board’s action to split Aflac Incorporated’s stock. As you’ll recall, this follows a year of strong share price performance and is on top of our announcement of the Board’s action to approve an increase in the first quarter cash dividend of 15.6%. This is the ninth split of the company’s common stock since listing on the NYSE in 1974 and the first in 17 years. This split enhances the liquidity of our shares, which is in addition to our efforts to increase shareholder value.”

About Aflac
When a policyholder gets sick or hurt, Aflac pays cash benefits fast. For more than six decades, Aflac insurance policies have given policyholders the opportunity to focus on recovery, not financial stress. In the United States, Aflac is the leader in voluntary insurance sales at the worksite. Through its trailblazing One Day PaySM initiative, Aflac U.S. can receive, process, approve and disburse payment for eligible claims in one business day. In Japan, Aflac is the leading provider of medical and cancer insurance and insures 1 in 4 households. Aflac insurance products help provide protection to more than 50 million people worldwide. For 11 consecutive years, Aflac has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2017, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 19th consecutive year and in 2018 included Aflac on its list of Most Admired Companies for the 17th time. Aflac Incorporated is a Fortune 500 company listed on the New York Stock Exchange under the symbol AFL. To find out more about Aflac and One Day PaySM, visit aflac.com or aflac.com/espanol.

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667; FAX: 706.324.6330 or dyoung@aflac.com

Media contact - Catherine H. Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com

Forward-looking Information
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This report contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target”, "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements: difficult conditions in global capital markets and the economy; exposure to significant interest rate risk; concentration of business in Japan; foreign currency fluctuations in the yen/dollar exchange rate; failure to execute or implement the conversion of the Japan branch to a legal subsidiary; limited availability of acceptable yen-denominated investments; deviations in actual experience from pricing and reserving assumptions; ability to continue to develop and implement improvements in information technology systems; governmental actions for the purpose of stabilizing the financial markets; interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems; ongoing changes in the Company's industry; failure to comply with restrictions on patient privacy and information security; extensive regulation and changes in law or regulation by governmental authorities; defaults and credit downgrades of investments; ability to attract and retain qualified sales associates and employees; decline in creditworthiness of other financial institutions; subsidiaries' ability to pay dividends to Aflac Incorporated; decreases in the Company's financial strength or debt ratings; inherent limitations to risk management policies and procedures; concentration of the Company's investments in any particular single-issuer or sector; differing judgments applied to investment valuations; ability to effectively manage key executive succession; significant valuation judgments in determination of amount of impairments taken on the Company's investments; catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events; changes in U.S. and/or Japanese accounting standards; loss of consumer trust resulting from events external to the Company's operations; increased expenses and reduced profitability resulting from changes in assumptions for pension and other postretirement benefit plans; level and outcome of litigation; and failure of internal controls or corporate governance policies and procedures.